EXHIBIT 10.9

PARENT GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of February 13, 2007, by Sten Corporation, a Minnesota corporation (the “Guarantor”) in favor of R. W. Sabes Investment, LLC (the “Lender”);

WITNESSETH

WHEREAS, Colfax Financial Corporation, a Utah corporation (the “Borrower”) and Lender have entered into a certain Credit Agreement, Secured Convertible Promissory Note and Security Agreement, all of which are dated as of even date herewith (as they may be amended or modified further from time to time, collectively, the “Loan Documents”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lender to the Borrower; and

WHEREAS, Guarantor is the parent corporation of Borrower and will benefit directly or indirectly from the transactions contemplated by the Loan Documents; and

WHEREAS, it is required by the Loan Documents, that the Guarantor execute and deliver this Guaranty whereby the Guarantor shall guarantee the payment when due of all principal, interest and other amounts that shall be at any time payable by the Borrower under the Loan Documents; and

WHEREAS, in order to induce the Lender to enter into the Loan Documents, the Guarantor is willing to guarantee the obligations of the Borrower under the Loan Documents;

NOW, THEREFORE, in consideration of the foregoing and the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions

Terms defined in the Loan Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

2.

Representations and Warranties

The Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed by the Guarantor upon each Borrowing under the Loan Documents) that:

a.

it (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has all requisite corporation power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its condition (financial or otherwise), assets, nature of assets, liabilities (including, without limitation, tax, ERISA and environmental liabilities) or prospects.

b.

it has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action; and this Guaranty has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

c.

neither the execution and delivery by it of this Guaranty nor compliance with the terms and provisions hereof by the Guarantor will conflict with or result in a breach of, or require any consent under, its articles of incorporation or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which it is a party or by which it is bound or to which it is subject (except for the consent required under the Business Loan Agreement dated January 18, 2006 between Guarantor and Citizens Independent Bank, as amended by Commercial Loan/Note Amendment Agreement dated January 8, 2007), or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such agreement or instrument.

d.

after giving effect to the execution and delivery of the Loan Documents to which it is a party and the incurring of its obligations hereunder, it will not be “insolvent,” within the meaning of such term as defined in § 101 of Title 11 of the United States Code or § 2 of either the Uniform Fraudulent Transfer Act or the Uniform Fraudulent Conveyance Act, as each is amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

3.

The Guaranty and Security Interest

The Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the Secured Convertible Promissory Note, and the full and punctual payment of all other amounts payable by the Borrower under the Loan Documents (all of the foregoing obligations being referred to collectively as the “Guaranteed Obligations”). Upon failure by the Borrower to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Loan Documents, as the case may be.  To secure the Guaranteed Obligations, the Guarantor has granted the Lender a security interest in the Guarantor’s assets as set forth in the Security Agreement between the Guarantor and the Lender dated as of the date hereof.

4.

Guaranty Unconditional

The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

a.

any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under the Loan Documents, by operation of law or otherwise or any obligation of any other guarantor of any of the Guaranteed Obligations;

b.

any modification or amendment of or supplement to the Loan Documents;

c.

any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Loan Documents, or any obligations of any other guarantor of any of the Guaranteed Obligations;

d.

any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Guaranteed Obligations;

e.

the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Lender or any other Person, whether in connection herewith or any unrelated transactions;

f.

any invalidity or unenforceability relating to or against the Borrower, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Loan Documents, or any other guaranty, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on the Note or any other amount payable by the Borrower under the Loan Documents;

g.

any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder, including without limitation, any failure, omission, delay or inability on the part of the Lender to enforce, assert or exercise any right, power or remedy conferred on the Lender under the Loan Documents.

5.

Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances

The Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been irrevocably paid in full and have terminated or expired. If at any time any payment of the principal of or interest on the Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

6.

Waiver of Notice by the Guarantor

The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person or entity against the Borrower, any other guarantor of the Guaranteed Obligations, or any other person or entity.

7.

Stay of Acceleration

If acceleration of the time for payment of any amount payable by the Borrower under the Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Loan Documents shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Lender.

8.

Notices

All notices, requests and other communications to any party hereunder shall be given or made by facsimile or other writing and faxed or mailed or delivered to the intended recipient at its address or facsimile number set forth on the signature page hereof or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the Lender in accordance with the provisions of the Loan Documents. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by facsimile, or personally delivered or, in the case of a mailed notice, 72 hours after such communication is deposited in the mails with first-class postage prepaid, in each case given or addressed as aforesaid.

9.

No Waivers

No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty and the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

10.

Successors and Assigns

This Guaranty is for the benefit of the Lender and its successors and assigns and in the event of an assignment of any amounts payable under the Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon the Guarantor and its successors and assigns.

11.

Changes in Writing

Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Lender.

12.

Taxes, etc.

All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority as required pursuant to the Loan Agreement.

13.

Subrogation

Guarantor hereby agrees that it will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, unless and until all of the Guaranteed Obligations shall have been irrevocably paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement.

14.

Venue; Waiver of Jury Trial

Guarantor agrees that any action, suit or proceeding in respect of or arising out of this Guaranty, its validity or performance, at the sole option of Lender, its successors and assigns, shall be initiated and prosecuted as to all parties and their successors and assigns in Hennepin County, Minnesota.  Guarantor consents to and submits to the exercise of jurisdiction over its person by any state or federal court situated at Hennepin County, Minnesota having jurisdiction over the subject matter.  Guarantor waives personal service of any and all process upon it and consents that all such service of process be made by registered mail directed to Guarantor.  Service so made shall be deemed to be completed five (5) business days after such process shall have been deposited in the U.S. mail, postage prepaid, by registered mail.  Guarantor waives any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder.  Guarantor waives its right to trial by jury, and consents to the granting of such legal or equitable relief as is deemed appropriate by the court.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the date first above written.

Sten Corporation

By: /s/  Kenneth W. Brimmer

Kenneth W. Brimmer

Title: Chief Executive Officer

Facsimile number: (952) 591-9037

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